Exhibit 10.8

May 1, 2016

Noah Davis

President

Brown Book Shop, Inc.

1517 San Jacinto

Houston, Texas 77002

Dear Brown Book Shop, Inc.,

This document shall serve as an amendment for the consulting agreement signed February 1, 2014. The only change shall be from “1.11.” The base management fee shall be changed to $11,000 per month.

Sincerely,

NHJJ Enterprises, LLC by:

/s/ Noah Davis

Noah Davis

Review and accepted:

/s/ Steven Plumb	5/1/16

Steven Plumb	Date